EMPLOYMENT AGREEMENT


      THIS EMPLOYMENT AGREEMENT, dated this ____ day of July 2003, is between PYRAMID MUSIC CORP., (hereinafter referred to as "PYRAMID") and LES GARLAND, (hereinafter referred to as "GARLAND"), and in exchange for the mutual covenants and consideration recited hereinafter, it is hereby agreed as follows:

      1. EMPLOYMENT: This Agreement will govern terms and conditions of your employment with the company PYRAMID MUSIC CORP., commencing upon the closing date of the transactions contemplated by the Agreement (hereinafter referred to as "Effective Date"). The period which GARLAND is actively employed by the Company is hereinafter referred to as the "Employment Period".

      2. POSITION; DUTIES: GARLAND will be employed by the Company as the Chief Operating Officer of "the Tube". GARLAND will report to the Companies Board of Directors ("the Board") or such persons as designated by the Board, and shall perform such duties as may be assigned to GARLAND. Such duties will include, without limitation, leading the Company's strategic planning process, developing the Company's annual business plans, directing the process of monitoring the Company's progress toward achieving financial and operating goals, and human resources and business development. GARLAND agrees to use his best offers to perform such duties faithfully, to devote all of his working time, attention and energies to the businesses of the Company, and while he remains employed, not to engage in any other business activity that is in conflict with his duties and obligations to the Company.

      It is the condition TO GARLAND's obligations hereunder that GARLAND be named a member of the Company's Board of Directors concurrently with the commencement of employment with the Company. The Company shall use its best efforts thereafter to cause GARLAND to continue as a member of the Board of Directors, subject to the fiduciary duties of the other members of the Board of Directors and the rights of holders of the Company's common stock ("Common Stock") to elect directors annually. GARLAND agrees to resign from the Board upon GARLAND's termination of employment of any reason.


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      3. BASE SALARY:  GARLAND will be paid a base salary ("Base  Salary") at an annual rate of $350,000.00 payable in accordance with the Company's normal payroll practices. GARLAND's Base Salary will be reviewed at least annually, and may be subject to upward (but not downward) adjustment at the discretion of the Company.

      4. ADDITIONAL BENEFITS: If during the term of this Agreement, PYRAMID MUSIC CORP., consummates its own business combination defined as (i) any merger or

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consolidation  involving  PYRAMID  MUSIC  CORP.,  or (ii) the  acquisition  by a person,  group or entity of fifty percent (50%) of the voting stock, or all or a
substantial   portion  of  the  assets  of  PYRAMID  MUSIC  CORP.,  in  any  one transaction, by way of tender, or exchange offer, negotiated purchase or otherwise (LES GARLAND) shall be paid a fee equal to 3% of the Aggregate Market Value of the business combination with a minimum of $3 million and a maximum of $10 million provided, that in the event (LES GARLAND) introduces the transaction to PYRAMID MUSIC CORP., there shall be no maximum.

      5. BENEFITS: GARLAND will be provided with such retirement benefits, vacation, fringe benefits and insurance coverages as are made available to employees of the Company generally.

      6. TERMINATION: GARLAND will be free to resign from the Company at any time, and the Company will be free to terminate GARLAND's employment at any time. Upon any such termination or resignation, GARLAND will be entitled to any amounts earned and payable but not yet paid. In addition, if the Company terminates GARLAND's employment other than for Cause, or you resign for Good Reason, then in lieu of any other severance benefits otherwise payable under any Company policy, or any other damages payable in connection with such termination, GARLAND will be entitled to receive: (i) monthly installments payable during the shorter of the remainder of the Term or the one-year period following such termination of employment (the "Severance Period"), in an amount equal to one-twelfth of GARLAND's Base Salary at the time of termination, and
(ii) during the Severence Period, or if earlier, until GARLAND become eligible for coverage under another employer's group health, continued medical insurance coverage on the same basis that such coverage is provided to active employees of the Company (which period of coverage will offset periods of coverage required under COBRA).


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The  provision  of the benefits set forth in clauses (i) and (ii) above shall be conditional upon (x) GARLAND's compliance with the Restrictive Covenants (as defined below), (y) GARLAND's compliance with the provision of paragraphs 11 and
(z) GARLAND's execution of a customary release of claims in favor of the Company and its affiliates, in a form prescribed by the Company.

"Cause" means a finding by the Company that GARLAND has (i) willfully and continually failed or refused to conform to the organizational and management structure prescribed by the Company, (ii) committed a felony or a crime involving moral turpitude, (iii) committed any act of gross negligence or fraud,
(iv) materially breached this Agreement or any of the condition of his employments which breach either cannot be cured or was not cured after adequate and specific written notice thereof, (v) failed to substantially perform his duties (other than by reason of a physical or mental impairment) or to implement the directives of the Company that continued for 30 days after GARLAND has been provided adequate and specific written notice thereof, or (vi) willfully engaged in conduct That is materially injurious to the Company, monetary or otherwise.

"Good Reason" means a material breach of this Agreement by the Company which breach either cannot be cured or was not cured after adequate specific written notice thereof.

      7. CONFIDENTIAL INFORMATION: GARLAND agrees that he will, at all times during the Employment Period and thereafter, maintain in confidence, and shall not disclose, directly or indirectly, to any third party or use for any purpose, and Confidential Information (as defined below), except (i) to the extent such information becomes publicly known other than by his breach of this Agreement;
(ii) to the extent GARLAND is required by law to disclose any Confidential Information in which event GARLAND will provide the Company with prompt notice of such required disclosure so that the Company may seek an appropriate protective order and/or waive his compliance with the provisions of this Agreement, and GARLAND will consult with the Company as to the advisability of taking legal available steps to resist or narrow such disclosure, and if in the absence of a protective or the receipt of a waiver hereunder, GARLAND will consult with the Company as to the advisability of taking legal available steps to resist or narrow such disclosure, and if in the absence of a protective order or the receipt of a waiver hereunder, GARLAND nonetheless, based on advice of his legal counsel, is compelled to disclose any of the Confidential Information to any tribunal or else stand liable for contempt or suffer other censure or penalty, GARLAND may disclose such of the


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Confidential  Information  which he is  compelled  to disclose to such  tribunal without liability hereunder; provide, however, that GARLAND shall give the Company written notice of the Confidential Information to be disclosed as far in advance of its disclosure as is practicable and shall use his best efforts to obtain and cooperate with the Company in seeking to obtain an order or other reliable assurance that confidential treatment will be accorded to such portions of the Confidential Information required to be disclosed as the Company designates; (iii) in GARLAND's capacity as an employee of the Company to the extent reasonably appropriate in furtherance of the business of the Company or its subsidiaries; or (iv) to your attorneys or accountants, provided, that such attorneys or accountants will be informed of the content of this paragraph 7 and by receiving such information agree to be bound by the provisions of this paragraph 7 and GARLAND hereby agrees to be responsible for any breach hereof by its attorneys or accountants. Upon GARLAND's termination of employment with the Company for any reason, or otherwise upon the request of the Company, GARLAND will deliver to the Company (a) all documents and materials containing Confidential Information, and (b) all documents, materials and other property belonging to the Company which is in his possession or under his control, including but not limited to all Company keys, entry cards, credit cards, parking passes,  portable projectors,  computers,  cellular  telephones,  office
equipment  and  other   property   belonging  to  the  Company  or  any  of  its
subsidiaries.

"Confidential Information" shall mean any ideas, methods, trade secrets, customer information or business plans or any other confidential or proprietary information of the Company or any of its subsidiaries. Without limiting the generality  of  the  foregoing,  Confidential  Information  shall  include:  (i)
customer or prospective customer lists and details of agreements and arrangements with customers; (ii) marketing, financial and other business information and plans; (iii) research and development; (iv) computer programs;
(v) sources of supply; (vi) identities of consultants and contractors; (vii) purchasing operating and other cost date (iii) special customer needs, costs and pricing data; (ix) employee information. Confidential Information shall also include information recorded in manuals, memoranda, projections, minutes, plans, drawing, designs, formula books, specifications, computer programs and records, whether or not legended or otherwise identified as Confidential Information.


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      8.  DISCOVERIES  AND WORKS:  All  discoveries and Works (as defined below)
made or conceived by GARLAND during the employment Period or during the period that he owned securities of the Company, jointly or with others, that relate to the present or anticipated activities of the Company or its subsidiaries, or are used or usable by the Company or any subsidiary. The term "Discoveries and
Works"  includes,  by  way  of  example  but  without  limitation,  Confidential
Information,   patents  and  patent   applications,   trademark   and  trademark
registrations and applications, service marks and service mark registrations and
applications,   trade  names,   copyrights  and  copyright   registrations   and
applications. Discoveries and Works shall not be deemed to have been made or conceived by GARLAND "jointly or with others" if such Discoveries and Works are made and conceived by an entity in which GARLAND is merely a passive investor and if GARLAND has no knowledge of such Discoveries and Works and is not an active participant in the discovery or development of such Discovery and Works. GARLAND agrees to (a) promptly notify, make full disclosure to, and execute and deliver any documents requested by the Company or any subsidiary, as the case may be, to evidence or better assure title to Discoveries and Works in the company or any subsidiary, as so requested, (b) renounce any and all claims, including, without limitation, claims or ownership and royalty, with respect to all Discoveries and Works and all other property owned or licensed by the Company or any subsidiary, (c) assist the Company or any subsidiary in obtaining or maintaining for itself as its own expense United States and foreign patents, copyrights, trade secrets protection or other protection of any and all Discoveries and Works, and (b) promptly execute all applications or other endorsements necessary or appropriate to maintain patents and other rights for the Company or any subsidiary and to protect the title of the Company or any subsidiary thereto, including, without limitation, assignments or such patents or other rights. Any Discoveries and Works which, within six months after the termination of GARLAND's employment with the Company, are made, disclosed, reduced to a tangible or written form or description, or are reduced to practice by GARLAND and which pertain to the business carried on or products or services being sold or developed by the Company or any subsidiary at the time of such termination will, as between such GARLAND and the Company or any subsidiary, as the case may be, presumed to have been made during such GARLAND's employment with or service as a director of the Company or any Subsidiary or ownership of securities of the Company, as the case may be. GARLAND acknowledges that all Discoveries and Works shall be deemed "works made for hire" under the Copyright Act of 1976, as amended, 17 U.S.C. 101.


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      9.  COMPETING  BUSINESS,  ETC.  GARLAND  agrees that during the Employment
Period and for a period of one year thereafter, he will not directly or indirectly: (i) own, manage, operate, join, or have financial interest in, control or participate in the ownership, management, operation or control of, or be employed as an employee, agent or consultant, or in any Other individual or representative capacity whatsoever, or use or permit his name to be used in connection with, or be otherwise connected in any manner with any business of enterprise worldwide (x) engaged in the design, development, manufacture, distribution or sale of any of the same or similar types of products, or the provision of any of the same or similar types of services, which the Company or any subsidiary was designing, developing, manufacturing, distributing, selling or providing at any time during the Employment Period, or (y) which is otherwise competitive with the business carried on or planned by the Company or any subsidiary at any time during the Employment Period; provided that the foregoing restriction shall not be construed to prohibit GARLAND's ownership of not more that two percent (2%) of any class of securities registered pursuant to the Securities Exchange Act of 1934, as amended, which securities are publicly owned and regularly traded on any national exchange or in the over-the-counter market, provided further, that such ownership represents a passive investment and GARLAND does not, in any way, either directly or indirectly, manage or exercise control over any such Company, guarantee any of its financial obligations, otherwise take part in its business other than exercising his or her rights as a share holder, or seek to do any of the foregoing; (ii) solicit or canvass the trade, business or patronage of any persons or entities that were either customers with respect to any products sold, distributed or otherwise provided by the Company or any subsidiary at the time of GARLAND's termination of employment, or sell, distribute or otherwise provide to any such persons or any such prospective customers any such products; (iii) whether in writing or orally, criticize, disparage, or otherwise demean in any way the Company or its affiliates or their respective products, officers, directors employees or shareholders; (v) influence any individual who was an employee or consultant of the Company or any such subsidiary at any time during the Employment Period or during any period that GARLAND was an owner of securities of the Company, to terminate its, his or her employment or consulting relationship with the Company or any subsidiary or to become employed by or a consultant to you, directly or indirectly; or


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(v)  interfere in any way with the  employment,  or other  relationship,  of any employee or consultant of the Company or any subsidiary.

      10. ENFORCEMENT; REMEDIES; GARLAND agrees that the Company's remedies at law for any breach or threat of breach by him or his agreements in paragraphs 7, 8, and 9 (the "Restrictive Covenants") would be inadequate, and that, in addition to any other remedy to which the Company may be entitled at law or in equity, the Company shall be entitled to a temporary or permanent injunction or injunctions or temporary restraining order or orders to prevent breaches of the Restrictive Covenants and to enforce specifically the terms and provisions thereof, in each case without the need to post any security or bond, and to the extent the Company prevails in any such action, GARLAND shall pay the Company all costs of such action, including the legal fees. Nothing contained in this Agreement shall be construed as prohibiting the Company from pursuing, in addition, any other remedies available for such breach or threatened breach.

A waiver by the Company of any breach of any provision hereof shall not operate or be construed as a waiver of a breach of any other provision of this Agreement or of any subsequent breach by GARLAND. It is expressly understood and agreed that although the parties hereto consider the Restrictive Covenants to be reasonable for the purpose of preserving the goodwill, proprietary rights and going concern value of the Company and its subsidiaries, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in paragraphs 7, 8 or 9 is an unenforceable restriction on GARLAND's activities, the provisions thereof shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable. Alternatively, if the court referred to above finds that any Restrictive Covenant or any remedy provided herein is unenforceable, and such restriction or remedy cannot be amended so as to make it enforceable, such finding shall not affect the enforce ability of any of the other Restrictive Covenants or the availability of any other remedy.


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      11. FUTURE COOPERATION:  GARLAND agrees that upon the Company's reasonable request following his termination of employment, GARLAND will use reasonable efforts to assist and cooperate with the Company in connection with the defense or prosecution of any claim that may be made against or by the Company or its affiliates, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Company or its affiliates, including any proceeding before any arbitral, administrative, regulatory, self-reimbursement for reasonable out-of-pocket expenses incurred in connection with providing such assistance, except to the extent such assistance is provided after the Severance Period, in which case GARLAND shall be paid a per diem fee based on GARLAND's Base Salary at the time of his termination of employment.

      12. INDEMNIFICATION: The Company will indemnify and hold GARLAND harmless from and against any and all liabilities, suits, claims, actions, causes of action, and debts arising from and in connection with GARLAND's employment by the Company and in the performance of your duties for the Company in accordance with terms of this Agreement. Such indemnification shall not apply to any such liabilities, suits, claims, actions, causes of actions or debts resulting from:
(i) any action by GARLAND constituting gross negligence, fraud or criminal conduct, (ii) any action by GARLAND which is in violation of the terms of this Agreement or in violation of any direction given to GARLAND by the Company or any officer of the Company, or (iii) any action which is in violation of any laws, rules, regulations or directives applicable to the Company and/or the business of the Company.

      13. KEY MAN INSURANCE: During the Employment Period, the Company may at any time effect insurance on GARLAND's life and/or health in such amounts and in such form as the Company may in its sole discretion decide. GARLAND will not have any interest in such insurance, but shall if the Company requests, submit to such medical examinations, supply such information and execute such documents as may be required in connection with, or so as to enable the Company to effect, such insurance.

      14. WITHHOLDING: The Company shall have the right to withhold from any amount payable to GARLAND hereunder an amount necessary in order for the Company to satisfy any withholding tax obligation it may have under applicable law.


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              15.  GOVERNING  LAW: The terms of this  Agreement,  and any action arising thereunder, shall be governed by and construed in accordance with the domestic law of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

              16. WAIVER: This Agreement may not be released, changed or modified in any manner, except by an instrument in writing signed by GARLAND and the Company. The failure of either party to enforce any of the provisions of this Agreement shall in no way be construed to be a waiver of any other or subsequent breach.

              17. ASSIGNMENT: This Agreement is personal to GARLAND. GARLAND shall not assign this Agreement or any of his rights and/or obligations under this Agreement to any other person. The Company may, without GARLAND's consent, assign the Agreement to any successor to its business.

              18. DISPUTE RESOLUTION: To benefit mutually from the time and cost saving or arbitration over the delay and expense of the use of the federal and state courts systems, all disputes involving this Agreement (except, at the election of the Company, for injunctive Restrictive Covenants), including claims of violations of federal or state discrimination statutes or public policy, shall be resolved pursuant to the binding arbitration in New York, New York. In the event of a dispute, a written request for arbitration shall be submitted to the New York office of the American Arbitration Association. The award of the arbitrators shall be final and binding and judgment upon the award may be entered in any court having jurisdiction thereof. Except as otherwise provided above, this procedure shall be the exclusive means of settling any disputes that may arise under this Agreement. All fees and expenses of the arbitrators and all other expenses of the arbitration, except for attorney's fees and witness expenses, shall be shared equally by GARLAND and the Company. Each party shall bear its own witness expenses and attorneys' fees.


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              19. ENTIRE  AGREEMENT:  Upon the Effective  Date,  this  Agreement supersedes all previous and contemporaneous communications, agreements and understandings, whether oral or written, between GARLAND on the one hand, and the Company or any of its affiliates, on the other hand, and constitutes the sole and entire agreement between GARLAND and the Company and any other parties named therein.

              20. NO CONFLICT:  GARLAND  represents  and warrants to the Company that his acceptance of employment and the performance of his duties for the Company will not conflict with or result in a violation or breach of, or constitute a default under any contract, agreement or understanding to which GARLAND is or was a party or of which GARLAND is aware that there is no restrictions, covenants, agreements or limitation on his right or ability to enter into and perform the terms of this Agreement.



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